                                 EXHIBIT 10.56

                               LICENSE AGREEMENT

This License Agreement is between Vista Medical Technologies, Inc., a company with principal offices at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008 (hereinafter "LICENSOR"), and Kaiser Aerospace & Electronics Corp., with principal offices at 950 Tower Lane, Suite 800, Foster City, California 94404 (hereinafter "LICENSEE").

The Effective Date of this Agreement is on the date last signed below.

This Agreement is made with reference to the following recitals:

                                    RECITALS

A. LICENSOR owns certain rights to, and has Know-how about, the design and technology of the Medical Head Mounted Display (MHMD), LICENSOR'S part number DO3514-001 as of the effective date of this Agreement, which LICENSEE co-developed with LICENSOR under contract from LICENSOR.

B. LICENSEE desires to secure, and LICENSOR is willing to grant to LICENSEE, a license for certain rights, to Manufacture, Use, and Transfer MHMD(s) substantially identical to the MHMD, in accordance with the terms and conditions of this Agreement.

C. While this Agreement is in effect, LICENSEE desires to work exclusively with LICENSOR for exploitation of Head Mounted Displays in the Medical Field.

                                   AGREEMENTS

In consideration of the covenants and obligations set forth below, LICENSOR and LICENSEE agree as follows:

1.      DEFINITIONS

        1.1     AGREEMENT.  "Agreement" means this License Agreement.

        1.2 MHMD. "MHMD" means the Medical Head Mounted Display, LICENSOR'S part number DO3514-001, which LICENSEE co-developed with LICENSOR under contract from LICENSOR and as further defined in Appendix A to this Agreement.

        1.3     HMD.  "HMD" means a Head Mounted Display.

        1.4 HMD VERSION #1. "HMD Version #1" means any LICENSEE Brand HMD with a binocular display, which is substantially identical to MHMD.

        1.5 HMD VERSION #1A. "HMD Version #1a" means any LICENSEE Brand HMD with a monocular display, which is substantially identical to MHMD.

        1.6 HMD VERSION #2. "HMD Version #2" means any LICENSEE HMD which uses LICENSOR'S MHMD headband only.

        1.7 IMPROVEMENT. "Improvement" means any alteration or modification of any MHMD, but such that the altered or modified version comes within any claim of the Licensed Rights.

        1.8 KNOW-HOW. "Know-how" means the technical information in LICENSOR'S possession or control useful in the Manufacture, Use, or Transfer of MHMD(s) but not that developed independently by LICENSEE.

        1.9 LICENSED FIELD. "Licensed Field" means use of a Licensed Product outside of the Medical Field.

        1.10 MEDICAL FIELD. "Medical Field" means the use of a Licensed Product for surgical, clinical, including clinical research, medical diagnostic and interventional purposes.

        1.11 LICENSED RIGHTS. "Licensed Rights" means all rights to, and Know-how about, the design and technology of MHMD(s) that is owned or licensable by LICENSOR, including the right to use tooling developed by LICENSEE for LICENSOR.

        1.12 LICENSED PRODUCTS. "Licensed Products" means HMD Version #1, HMD Version #1a and HMD Version #2.

        1.13 KAISER AFFILIATED COMPANIES. "Kaiser Affiliated Companies" means all corporations, a majority of the voting stock of which is or becomes at any time while any Licensed Right under this Agreement is in effect, owned directly or indirectly by Kaiser Aerospace & Electronics Corporation.

        1.14 VISTA AFFILIATED COMPANIES. "VISTA Affiliated Companies" means all corporations, a majority of the voting stock of which is or becomes at any time while any Licensed Right under this Agreement is in effect, owned directly or indirectly by Vista Medical Technologies, Inc.

        1.15    MANUFACTURE.  "Manufacture" means make or have made.

        1.16 NET RECEIPTS. "Net Receipts" means the total amounts of money or other consideration received or earned by LICENSEE from all Transfers of Licensed Products to a third party not a Kaiser Affiliated Company, less any of the following amounts if itemized separately from the Transfer price:

        (1)     shipping and insurance charges or allowances;
        (2) customary trade discount allowed, or any commission paid in lieu of a trade discount (other than commissions paid to employees of LICENSEE);
        (3) refunds, credits, or allowances given or made on account of the return or rejection of any Licensed Products;

        (4) tax, duty, tariff, or other governmental charge on the making, having made, use, transportation, or Transfer of the Licensed Products; and
        (5) reasonable compensation received by LICENSEE for delivery or installation services, or as interest or finance charges.

        1.17 PARTIES, PARTY. "Parties" means LICENSOR and LICENSEE, collectively. "Party" means either LICENSOR or LICENSEE.

        1.18    TERRITORY.  "Territory" means the entire world.

        1.19 TRANSFER. "Transfer" means any sale, lease, rental, or other commercial disposition, with or without consideration, to any party not related to LICENSEE.

2.      LICENSE

        2.1 GRANT. LICENSOR grants to LICENSEE, and LICENSEE accepts, an exclusive license to the Licensed Rights to Manufacture, use, or Transfer Licensed Products in the Territory, solely in the Licensed Field, from the Effective Date of this Agreement to the end of the Term of this Agreement.

        2.2 SUBLICENSES. LICENSEE does not have the rights to sublicense the Licensed Rights granted to LICENSEE under this Agreement. This Paragraph does not apply to those entities coming within the definition of Kaiser Affiliated Companies in Paragraph 1.13.

        2.3 EXPLOITATION OF THE LICENSED RIGHTS. LICENSEE shall use reasonable business efforts to exploit the Licensed Rights and Know-how to Manufacture, use, and Transfer Licensed Products.

        2.4 PERMITS. LICENSEE shall be responsible for obtaining, at its cost, any permits, licenses, authorizations, or approvals required or necessary by any government or other entity for LICENSEE (1) to Manufacture, use, or Transfer any Licensed Products, or (2) to enter into this Agreement.

        2.5 TRADEMARKS AND CORPORATE NAME. LICENSEE agrees that it will not, without LICENSOR'S express written permission, (1) use any LICENSOR owned trade name, trademark, trade device, service mark, symbol, or other identification, or any abbreviation, contraction, or simulation thereof, or (2) represent (directly or indirectly) that any product or service of LICENSEE is a product or service of LICENSOR, or is made in accordance with or utilizes any materials, information, or documentation of LICENSOR. However, LICENSEE may mark Licensed Products with a notice that such products are made under a license from LICENSOR.

        2.6 MARKING REQUIREMENT. LICENSEE agrees to mark Licensed Products made by or on behalf of LICENSEE with any relevant patent number or numbers of the Licensed Rights, as supplied in writing from time to time by LICENSOR. The notice shall be directly applied to the Licensed Products, or when, from the character of the

        Licensed Products this cannot be done, by fixing to the Licensed Products or their packaging a label containing a like notice.

        LICENSEE may mark Licensed Products, or portions thereof, with LICENSEE'S relevant patent number or numbers.

3.      OBLIGATIONS OF LICENSEE

        3.1 ROYALTIES UPON EXECUTION. Upon execution of this Agreement, LICENSEE shall pay LICENSOR a one-time non-refundable lump sum
        payment of   ***     which LICENSOR acknowledges has already been
        satisfied by a reduction in the tooling charges previously charged by LICENSEE to LICENSOR.

        3.2 ROYALTIES UPON MANUFACTURE. LICENSEE agrees to pay a royalty to LICENSOR at the following rates:

                3.2.1 (a) a per unit rate of *** for HMD Version #1; (b) a per unit rate of *** for HMD Version #1a; and (c) a per unit rate of *** for HMD Version #2 from Transfers of Licensed Products,
                until LICENSEE has paid LICENSOR   ***     in total per unit
                royalty payments. Thereafter, the provisions of Paragraph 3.2.2 will govern royalty payments. If prior to Paragraph 3.2.2 taking effect, LICENSEE Transfers Licensed Products not encompassed within the three specific versions for which a per unit royalty rate has already been set, the Parties will agree to a per unit royalty rate for those versions.

                3.2.2 After LICENSEE has paid LICENSOR   ***    in per unit
                royalties pursuant to Paragraph 3.2.1, LICENSEE shall pay LICENSOR a running royalty at a rate of *** of Net Receipts from Transfers of Licensed Products.

                3.2.3 LICENSEE shall owe royalties to LICENSOR pursuant to Paragraph 3.2 for all Transfers of Licensed Products occurring before execution of this Agreement.

        3.3     MINIMUM ANNUAL ROYALTY.  LICENSEE must pay to LICENSOR a
        minimum annual royalty of  ***    within 30 days after the end of
        each anniversary of the Effective Date of this Agreement in order to preserve LICENSEE'S rights under this Agreement. Royalties paid by LICENSEE to LICENSOR under Paragraph 3.2 shall be credited against the minimum annual royalty required by this Paragraph.

        3.4 PAYMENT. The royalties are earned in the calendar quarter in which LICENSEE Transfers or receives net receipts from Transfers of Licensed Products, whichever occurs first. Each royalty payment to LICENSOR must be paid within 30 days after the end of the calendar quarter in which the royalties are earned. Royalties earned on Licensed Products for which refunds, credits, or allowances are given or made by LICENSEE shall be credited against future royalties due to LICENSOR. Royalties shall be paid in U.S. dollars.


*** Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.

        3.5 NO ROYALTY REDUCTIONS. Other than as provided for under Paragraph 1.16 Net Receipts, LICENSEE'S royalty obligations shall be exclusive of, and shall not be reduced or offset by, any charges now or hereafter imposed on the Manufacture, use, transportation, or Transfer of the Licensed Products, such as (1) shipping or insurance charges; (2) taxes of any nature (including, but not limited to, withholding taxes) imposed by any taxing jurisdiction; and/or (3) duties or tariffs. Such charges shall be borne by, and shall be the sole responsibility of, LICENSEE.

        3.6 STATEMENTS. With each royalty payment, LICENSEE must submit to LICENSOR a statement providing a clear computation of the royalty payment.

        3.7 INTEREST. If any royalty, charge, or fee to be paid by LICENSEE under this Agreement becomes delinquent, it shall bear interest at five points over prime compounded annually until paid. If this interest rate is found to be illegal, the interest will be compounded annually and will accrue at the highest annual rate allowed under applicable law at the time the outstanding amount became delinquent.

        3.8 INSPECTION. LICENSEE agrees to keep or have kept separate an adequately detailed accounting record of all Transfers of Licensed Products during the term of this Agreement and for one year thereafter. Upon 10 days written notice, LICENSOR may inspect the relevant -accounting records of LICENSEE at LICENSEE'S site presently located at 2752 Loker Avenue West, Carlsbad, CA 92008 to verify the accuracy of the royalties paid or payable to LICENSOR. LICENSOR may not make an inspection more than twice in any 12-month period. All inspections must be during ordinary business hours, and shall be conducted so as to not unreasonably interfere with normal business activities. If any inspection discloses that the amount of royalties paid to LICENSOR is incorrect in either LICENSOR'S or LICENSEE'S favor, then any amount due to either Party must be paid within 10 days by the other Party. The Parties must bear their own costs for any inspection.

        3.9 PRODUCT DIFFERENTIATION. LICENSEE shall take affirmative steps to make the Licensed Products distinguishable from LICENSOR'S MHMD(s). Two specific distinguishing features shall be that LICENSEE'S Licensed Products will not be plug compatible with LICENSOR'S MHMD(s) and will be a significantly different color or color scheme from LICENSOR'S MHMD(s).

        3.10 MOST FAVORED PRICING. While this Agreement is in effect, LICENSEE agrees to provide LICENSOR most favored pricing for Licensed Products. That is, LICENSEE will transfer Licensed Products to LICENSOR at a price that is no more than any other similar such Transfers in substantially similar quantities, annual delivery rates and performance specifications.

        Further, LICENSEE shall give priority to LICENSOR with respect to use of all tooling and equipment licensed under this Agreement for each new production order received by LICENSEE from LICENSOR, if such orders conflict with later occurring production requirements of LICENSEE.

        3.11 DUTY NOT TO DISPARAGE. While this Agreement is in effect, LICENSEE agrees not to disparage or cause to be disparaged LICENSOR'S MHMD(s) or take any action that presents LICENSOR'S MHMD(s) in a false, derogatory or unprofessional light. In particular, LICENSEE shall not make any public comparisons between LICENSEE'S Licensed Products and LICENSOR'S HMDs.

        3.12 EXCLUSIVITY. While this Agreement is in effect, LICENSEE agrees to work exclusively with LICENSOR for exploitation of HMDs in the Medical Field.

4.      IMPROVEMENTS

        4.1 BY LICENSOR. During the Term of this Agreement, if LICENSOR makes or acquires any Improvement, LICENSOR shall promptly disclose the Improvement to LICENSEE, and that Improvement shall be considered to be governed by the license granted by this Agreement.

5.      TERM & TERMINATION

        5.1 TERM. The initial Term of this Agreement shall be 5 years from the Effective Date of this Agreement. The Parties may mutually agree in writing to renew the Term of this Agreement for additional one (1) year periods.

        5.2 BY MUTUAL AGREEMENT. The Parties may mutually agree in writing to terminate this Agreement.

        5.3 LICENSEE'S OPTION TO TERMINATE AGREEMENT. LICENSEE, at its option, may terminate this Agreement by providing LICENSOR written notification of 2 complete calendar quarters. The date of termination will be the last day of the second complete calendar quarter after LICENSOR'S receipt of written notice of termination. LICENSEE'S obligation to pay royalties to LICENSOR shall not change during the notice period. LICENSEE may terminate this Agreement with 30 days notification to satisfy the requirements of Paragraph 7.6(D).

        5.4 LICENSOR'S OPTION AT DEFAULT. LICENSOR, at its option, may immediately terminate this Agreement if LICENSEE defaults in the performance of any material obligation and if the default has not been remedied within 60 days after written notice to LICENSEE describing the default. LICENSEE'S failure to pay when due any amount payable under this Agreement shall constitute a default in the performance of a material obligation of this Agreement.

        5.5 ACCRUED ROYALTIES PAYABLE. Within 30 days after any termination of this Agreement, LICENSEE must pay all royalties accrued up to the date of termination and provide an accounting for the final period.

        5.6 RIGHTS REGARDING INVENTORY. If this Agreement terminates for any reason, except for termination pursuant to Paragraph 5.3, LICENSEE shall have the right for a period of 180 calendar days to dispose of any Licensed Products (including in-process products) in its possession or control at the date of termination. However, LICENSEE must make royalty payments relating to such Licensed Products pursuant to Paragraph 3.2. Within 30 days after any termination, LICENSEE shall provide LICENSOR with a report of LICENSEE'S current inventory of Licensed Products as of the date of termination.

6.      REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

        6.1 REPRESENTATION REGARDING OWNERSHIP. LICENSOR represents that it is the owner of the Licensed Rights and that it has the right to grant the exclusive license under this Agreement.

        Appendix A, attached to and part of this Agreement, defines the MHMD(s) related tooling owned by LICENSOR.

        6.2 NO WARRANTY REGARDING INFRINGEMENT. LICENSEE acknowledges that this Agreement grants LICENSEE a limited license under the Licensed Rights, and that LICENSOR makes no representations that any Licensed Product will not infringe the intellectual property rights of any third party.

        6.3 DISCLAIMER OF WARRANTIES. LICENSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED RIGHTS OR ANY LICENSED PRODUCTS DESCRIBED IN THIS AGREEMENT, OR AS TO THE QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR ANY PURPOSE OF THE LICENSED RIGHTS OR ANY LICENSED PRODUCTS.

        6.4 EXCLUSION AND LIMITATION OF LIABILITY. In no event shall one Party be liable to the other Party or any third party for direct, indirect, consequential, incidental, or punitive damages, lost profits or lost savings, resulting from any defect in or use of any Licensed Product. In no event shall one Party be liable to the other Party for indirect, consequential, incidental, or punitive damages, lost profits or lost savings, for any breach of this Agreement.

        6.5 INDEMNIFICATION BY LICENSEE. LICENSEE agrees to indemnify, defend, and hold harmless LICENSOR, and each of its employees and agents, from and against any and all liabilities, costs, expenses, damages, losses, actions, causes of action, and the like arising from or relating to (directly or indirectly) any determination that LICENSOR is liable for any direct, indirect, consequential, incidental, or punitive damages, or lost profits or lost savings, resulting from LICENSEE'S Manufacture, use, or Transfer of any Licensed Product. The indemnification required by this Paragraph shall include the payment of all attorney's fees and other expenses (not limited to taxable costs) incurred in settling or defending any threatened or actual Legal Action.

7.      GENERAL TERMS AND CONDITIONS

        7.1 ARBITRATION. All disputes between the Parties concerning the terms and conditions of this Agreement and involving less than $50,000 shall be subject to expedited binding arbitration outside of the American Arbitration Association ("AAA") before an attorney or expert who is knowledgeable and experienced in the patent field, and who is selected by mutual agreement of the Parties. A Party shall commence arbitration by delivering written notice to the other Party. If the Parties fail to agree on an arbitrator within 30 days after notice of a commencement of arbitration is delivered, arbitration shall be by the AAA, subject to the rules of the AAA then in effect, except that, in any case, the arbitrator shall provide for discovery in accordance with the Federal Rules of Civil Procedure and Federal Rules of Evidence for a period of 120 days following the selection of the arbitrator. Questions relating to such discovery shall be determined by the arbitrator. Until a determination is made in the arbitration, each Party shall share equally in the payment of the expenses of the arbitrator, and LICENSEE shall continue to pay to LICENSOR all royalties required by this Agreement. Judgment upon the award rendered in any arbitration may be entered in any court having jurisdiction of the matter.

        7.2 ATTORNEY'S FEES. If any arbitration, litigation, or other legal proceeding occurs between the Parties relating to this Agreement, the prevailing Party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorney's fees, incurred in the proceeding.

        7.3 RELATIONSHIP OF THE PARTIES. This Agreement does not constitute a partnership agreement, nor does it create a joint venture or agency relationship between the Parties. Neither Party shall hold itself out contrary to the terms of this Paragraph. Neither Party shall be liable for the representations, acts, or omissions of the other Party contrary to the terms of this Agreement.

        7.4 NOTICES. Unless otherwise provided for in this Agreement, all notices or other communications required or permitted under this Agreement must be in writing and either personally delivered or sent in any fashion that provides written proof of actual delivery by a third party. The effective date of delivery shall be considered to be the next business day after actual delivery. Until written notice to the contrary is given, the addresses of the Parties are as shown on the last page of this Agreement.

        7.5 WAIVER AND AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom the waiver, amendment, or modification is sought to be enforced. No failure or delay by either Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of the right, power, or remedy. No waiver of any provision, condition, or breach of this Agreement shall be construed as a waiver of any other provision, condition, or breach.

        7.6     ASSIGNMENT.

        This Agreement is binding upon and inures to the benefit of the successors and permitted assigns of the Parties.

        (A) LICENSOR may assign its rights and obligations under this Agreement at any time.

        (B) LICENSEE may assign its rights and obligations under this Agreement to one of the Kaiser Affiliated Companies. In such case, LICENSEE agrees to transfer and assign to such assignee all other related agreements, subcontracts and purchase orders between the Parties directly related to this Agreement.
        (C)     Notwithstanding the foregoing, if the LICENSEE should sell or assign a substantial portion of the division or company
                primarily involved in the performance under this Agreement, and if such sale or assignment encompasses more than the contracts and obligations directly related to this Agreement, consent of LICENSOR for such sale or assignment shall not be required unless such sale or assignment is to a competitor of LICENSOR in the Medical Field as determined solely by LICENSOR.
        (D) Notwithstanding the above, LICENSEE shall always have the right to sell any of its Affiliated Companies, or all of LICENSEE, to anyone provided that this License Agreement is terminated or reassigned.

        7.7 INTERPRETATION. The section and paragraph headings of this Agreement are intended as a convenience only, and shall not be used to interpret its provisions. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

        7.8 AMBIGUITIES. The Parties and the Parties' legal counsel have reviewed this Agreement. Accordingly, no rule of preferential interpretation for the non-drafting Party shall be applied to this Agreement.

        7.9 SEVERABILITY. If any provision of this Agreement is finally held by a court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the intent of the Parties can be enforced.

        7.10 GOVERNING LAW AND FORUM. The validity, construction, and performance of this Agreement are governed by the laws of California. The Parties agree that California is the proper forum for any disputes between the Parties relating to this Agreement. The Parties consent to personal jurisdiction in California for any Legal Action between the Parties relating to this Agreement.

        7.11 SIGNATURE AUTHORITY. The persons executing this Agreement warrant that they have the right, power, legal capacity, and appropriate authority to enter into this Agreement on behalf of the Party for which they have signed below.

        7.12 COUNTERPARTS. For the convenience of the Parties, this Agreement may be executed in multiple counterparts. Each Party shall deliver to every other Party a signed original of the counterpart executed by such Party. Each Party's signature page to a counterpart may be appended to any other counterpart to produce a complete document with all signatures. Each executed counterpart shall be considered an original of one and the same Agreement if each Party has executed at least one counterpart.

        7.13 ENTIRE AGREEMENT. This Agreement, including all referenced attachments, constitutes the complete and final agreement between the Parties, and supersedes all prior negotiations, agreements, and understandings between the Parties concerning its subject matter.

        7.14 VICARIOUS PERFORMANCE. LICENSOR agrees that LICENSEE may act or perform any of its duties and obligations in this Agreement through Kaiser Electro-Optics, located at 2752 Loker Avenue West, Carlsbad, CA 92008, and that the acts or performance by Kaiser Electro-Optics shall be deemed to be the acts or performance by LICENSEE, and that any rights granted in this Agreement to LICENSEE shall extend to Kaiser Electro-Optics; provided, however, that LICENSEE shall be responsible for the compliance with the terms of this Agreement by Kaiser Electro-Optics.

AGREED:


         LICENSOR                        LICENSEE

         Vista Medical Technologies,     Kaiser Aerospace & Electronics Corp.
         Inc.


         /s/ John Lyon                   /s/ S. J. Hill
         ----------------------------    -------------------------------------
         John Lyon                       By:  S. J. Hill
         President                          ----------------------------------
         5451 Avenida Encinas, Suite A   Title:  President
         Carlsbad, CA 92008                    -------------------------------
                                         Address:
                                                ------------------------------

                                         -------------------------------------

         Date:  December 9, 1997         Date:  December 9, 1997
              --------------------------      --------------------------------
                                         and

                                         Kaiser Electro-Optics



                                         /s/ Jerome T. Carollo
                                         -------------------------------------
                                         By:  Jerome T. Carollo
                                             ---------------------------------
                                         Title:  President
                                               -------------------------------
                                         Address:
                                                ------------------------------

                                         -------------------------------------

                                         Date:  December 9, 1997
                                               -------------------------------

                                MHMD TOOLING LIST

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
   Supplier    KEO Tool   Vista Contract    Vista Tool Name    Parts Produced
   Tool No.      No.        Line Item
----------------------------------------------------------------------------------
     146H         1            4B-1       Optics Covers Tool  Cover, Outer LT
                                                              Cover, Outer RT
                                                              Cover, Inner LT
                                                              Cover, Inner RT
----------------------------------------------------------------------------------
     146J         3            4B-2       IPD Mechanism Tool  IPD Knob R.H.
                                                              IPD Knob L.H.
                                                              IPD Rack
----------------------------------------------------------------------------------
     146K         4            4B-3       Optical Subframe    Subframe
                                          Tool
----------------------------------------------------------------------------------
     146L         6            4B-4       Vertical            Rail Clamp
                                          Adjustment Tool     Friction Ring
                                                              Rail Mount Knob
                                                              Rail Mount
                                                              Washer
                                                              Rail Mount Gear
----------------------------------------------------------------------------------
     146M         7            4B-5       Fore/Aft            Rail Mount Slide
                                          Adjustment Tool     Rail Top
----------------------------------------------------------------------------------
     146N         8            4B-6       Front Hoop Tool     Hoop Mount Front
----------------------------------------------------------------------------------
     146O         9            4B-6       Front Hoop Tool     Hoop Mount Back
----------------------------------------------------------------------------------
     146P         10           4B-7       Side Hoop Tool      Hoop Side Top Rt
                                                              Hoop Side Top Lt
----------------------------------------------------------------------------------
     146Q         11           4B-7       Side Hoop Tool      Hoop Side Bot Rt
                                                              Hoop Side Bot Lt
----------------------------------------------------------------------------------
     146R         12           4B-8       Rear Hoop Tool      PCB Cover
----------------------------------------------------------------------------------
     146X         12           4B-8       Rear Hoop Tool      PCB Base
----------------------------------------------------------------------------------
     146S         13           4B-9       Lens Boot Tool      Lens Boot
----------------------------------------------------------------------------------
     146T         14           4B-5       Fore/Aft            Bottom Rail
                                          Adjustment Tool
----------------------------------------------------------------------------------
     146U         15           4B-10      Headband            Lg. Button LT/RT
                                          Adjustment Tool     Lg. Slider LT/RT
                                                              Small Button Top
                                                              Small Slider Top
----------------------------------------------------------------------------------
     146V         16           N/A        N/A                 Detent Fork
                                                              IPD Bushing
----------------------------------------------------------------------------------
     146W         17           4B-12      Headset A-frame     Upper Frame
                                          Tool
----------------------------------------------------------------------------------
     N/A         N/A           N/A        Injection Molded    Triplet
                                          Optics Tool
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

                                      -11-